As filed with the Securities and Exchange Commission on February 27, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933

BIORELIANCE CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	52-1541583
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14920 Broschart Road
Rockville, MD 20850-3349
(Address of principal executive offices, including zip code)

BIORELIANCE 2001 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Capers W. McDonald BioReliance Corporation 14920 Broschart Road Rockville, MD 20850-3349 (301) 738-1000	Copy to: Lanae Holbrook Fried, Frank, Harris, Shriver & Jacobson 1001 Pennsylvania Avenue, N.W. Washington, DC 20004 (202) 639-7303

(Name, address and telephone number, including area code, of agent for service)

____________________________

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed Maximum offering price per share(1)	Proposed Maximum aggregate offering price(1)	Amount of registration fee
Common stock, $0.01 par value	200,000	$14.42	$2,884,000	$689.28

(1) Estimated solely for the purposes of calculating the amount of the registration fee under Rule 457 (h). The price per share and the aggregate offering price are based on $14.42 per share which is 85% of $16.96, the average of the high and low prices on February 20, 2002 as quoted on Nasdaq Stock Market.

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EXPLANATORY NOTE

          BioReliance Corporation is filing this registration statement on Form S-8 to register 200,000 shares of its common stock for issuance under the BioReliance 2001 Employee Stock Purchase Plan.

          The plan information specified by Part I of Form S-8 is not being filed with the Securities and Exchange Commission as permitted by the Note in Part I of Form S-8. This plan information, the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to the participants in the BioReliance 2001 Employee Stock Purchase Plan as specified by Rule 428 under the Securities Act of 1933.

         PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

           The following documents, which have been filed with the SEC, are incorporated in this registration statement by reference:

          (a)         BioReliance's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on March 28, 2001.

          (b)          BioReliance Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2001, August 14, 2001 and November 14, 2001.

          (c)          Registration Statement on Form 8-A, filed with the SEC on July 24, 1997, registering the common stock of BioReliance under Section 12 of the Securities Exchange Act of 1934.

          All documents that we filed after this S-8 becomes effective under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and before we file a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents.

          Any statement contained in a document which has been incorporated or deemed to be incorporated by reference, which has been modified or superseded by this registration statement or any subsequently filed document, shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

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Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and specific other persons to the extent and under the circumstances set forth therein.

         As permitted by Section 102(b)(7) of the Delaware General Corporation Law, BioReliance's Amended and Restated Certificate of Incorporation eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director's duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) from any transaction from which the director derived an improper personal benefit.

          BioReliance's Amended and Restated Certificate of Incorporation requires BioReliance to indemnify its directors and officers to the extent permitted by Section 145 of the Delaware General Corporation Law. BioReliance's Amended and Restated Certificate of Incorporation provides that BioReliance shall indemnify any person who was or is a party or is threatened to be made a party to any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of BioReliance, or is or was serving at the request of BioReliance as a director or officer of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether the basis of the proceeding is alleged action in an official capacity as a director or officer or in any other capacity while so serving, to the full extent authorized by the Delaware General Corporation Law.

          BioReliance has obtained insurance policies insuring the directors and officers of BioReliance against certain liabilities that they may incur in their capacity as directors and officers. Under such policies, the insurers, on behalf of BioReliance, may also pay amounts for which BioReliance has granted indemnification to the directors or officers.

Item 7.  Exemption from Registration Claimed

          Not applicable.

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Item 8.  Exhibits
Exhibit No.	Description of Exhibit
4.1*	BioReliance 2001 Employee Stock Purchase Plan.
5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the validity of the shares of common stock covered by this registration statement.
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).

____________________

* Filed herewith.

Item 9.  Undertakings

         (a)          The undersigned registrant hereby undertakes:

                    (1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

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                    (2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on this 27th day of February 2002.

BioReliance Corporation
(Registrant)

By: /s/ Capers W. McDonald

Capers W. McDonald
President, Chief Executive Officer and
Director

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENT, that each individual whose signature appears below constitutes and appoints Sidney R. Knafel and Capers W. McDonald power of substitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
______________________ Sidney R. Knafel	Chairman of the Board	February __, 2002
/s/ Capers W. McDonald Capers W. McDonald	President, Chief Executive Officer and Director	February 26, 2002
/s/ John L. Coker John L. Coker	Vice President - Finance and Administration, Chief Financial Officer, Secretary and Treasurer	February 26, 2002
/s/ William J. Gedale William J. Gedale	Director	February 26, 2002
/s/ Victoria Hamilton Victoria Hamilton	Director	February 26, 2002
/s/ Gordon J. Loutit Gordon J. Louttit	Director	February 25, 2002
/s/ Leonard Scherlis, M.D. Dr. Leonard Scherlis	Director	February 26, 2002

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INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit
4.1*	BioReliance Corporation 2001 Employee Stock Purchase Plan.
5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the validity of the shares of common stock covered by this registration statement.
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).

____________________

* Filed herewith.